UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 8, 2003

ANWORTH MORTGAGE ASSET CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland	001-13709	52-2059785
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-4493

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 4.	Changes in Registrant’s Certifying Accountant.

Previous Independent Accountants

(a) On December 8, 2003, the Audit Committee of the Board of Directors of Anworth Mortgage Asset Corporation (the “Company”) voted to dismiss PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent accountants, effective immediately, and to engage the services of BDO Seidman, LLP (“BDO Seidman”) to serve as the Company’s independent public accountants for the 2003 fiscal year.

(b) PricewaterhouseCoopers’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.

(c) In connection with its audits for the fiscal years ended December 31, 2002 and 2001 and through December 8, 2003, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s financial statements as of December 31, 2002 and 2001 and for the years then ended.

(d) During the fiscal years ended December 31, 2002 and 2001 and through December 8, 2003, there were no “reportable events” requiring disclosure pursuant to Item 304 (a) (1) (v) of Regulation S-K.

(e) The Company has requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from PricewaterhouseCoopers dated December 8, 2003 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Accountant

(a) Effective December 8, 2003, the Company engaged BDO Seidman as its independent accountants. During the two years ended December 31, 2002 and through December 8, 2003, neither the Company nor anyone on its behalf consulted BDO Seidman regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has BDO Seidman provided to the Company a written report or oral advice regarding such principles or audit opinion.

Item 7.	Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit 16.1

Letter dated December 8, 2003 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	December 12, 2003	By:	/s/ Lloyd McAdams

		Name: Title:	Lloyd McAdams President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter dated December 8, 2003 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

EXHIBIT INDEX